Exhibit 21


                           NOISE CANCELLATION TECHNOLOGIES, INC.


                                        SUBSIDIARIES


                                           Jurisdiction
Name                                     of Incorporation
Ownership                                or Organization     Equity
---------                                ----------------    ------
NCT Muffler, Inc.                            Delaware         100%
NCT Far East, Inc.                           Delaware         100%
NCT Medical Systems, Inc.                    Delaware         90%
Noise Cancellation Technologies, (UK)            UK           100%
Ltd.
2020 Science Limited                             UK           100%
Analog/NCT Supply Ltd.                       Delaware         50%
Chaplin Patents Holding Co., Inc.            Delaware         100%
Harris NCT Supply L.L.C.                     Delaware         50%
OnActive Technologies, L.L.C.                Delaware        42.5%
NCT Audio Products, Inc.                     Delaware        73.3%